Exhibit 10.1
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                              EMPLOYMENT AGREEMENT

THIS AGREEMENT is made the 24th day of October, 2005, between U.S. Gold Corporation, a Colorado Corporation (the "Employer") and Ann S. Carpenter (the "Employee").

WHEREAS, Employer desires to secure the employment of Employee; and

WHEREAS, Employee desires to be employed by Employer;

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Employer and Employee agree as follows:

                                    ARTICLE 1
                               TERM OF EMPLOYMENT
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1.1 Employment. Effective with this Agreement, the Employer agrees to employ the
Employee and the Employee agrees to be employed by the Employer upon the terms and conditions hereinafter set forth.

1.2 Term. The employment of the Employee by the Employer as provided herein shall commence as of the date of this Agreement and shall terminate three years from such date, unless extended by the Employee and Employer. Review to extend the employment agreement must occur 6 months prior to the termination date of this agreement.

1.3 Office and Support. Employee shall be provided an office to be located in Reno, Nevada or other location mutually acceptable to both Employee and Employer, and reasonable and necessary support staff at that location and/or through other office location(s) of the Employer.

1.4 Place of Performance. In connection with Employee's employment by Employer, Employee shall be based out of the Reno, Nevada area, except for required travel on Employer's business to an extent reasonable and necessary for the performance of the duties of Employee.

                                    ARTICLE 2
                             DUTIES OF THE EMPLOYEE
                             ----------------------

2.1 DUTIES. The Employee shall be employed with the title of President and Chief Operating Officer and shall be subject to the general direction and control of the Board of Directors and Chairman of the Board. Employee shall have such responsibilities and authorities as are customarily performed by the President and Chief Operating Officer, including but not limited to those duties as may from time to time be assigned to Employee by the Board of Directors and the Chairman of the Board. The Employer shall pay for educational undertakings required to meet the duties. An addendum to this contract will be added within 30-60 days with a mutually agreed definition of duties.


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2.2 Extent of Duties. Employee shall devote substantially her full time, attention and energies to the business of the Employer.

2.3 Disclosure of Information.

2.3.1 The Employee recognizes and acknowledges that information, properties, prospects, and business of the Employer and any other trade secrets or other secrets as they may exist from time-to-time (collectively referred to as "Confidential Information", excluding matters presently known to Employee or such information that is in the public domain) are valuable, special and unique assets of Employer's business. Therefore, Employee agrees that:

     (i) Employee will hold in strictest confidence and not disclose, reproduce, publish or use in any manner during her employment, without the express authorization of the Board of Directors and/or Chairman of the Board of the Employer, any Confidential Information relating to any aspect of the Employer's business, except as such disclosure or use may be required in connection with Employee's work for the Employer.

     (ii) Upon request or at the time of leaving the employ of the Employer, the Employee will deliver to the Employer, and not keep or deliver to anyone else, any and all Confidential Information and all notes, memoranda, documents and in general, any and all materials, electronic or written, and any and all material relating to the Employer's business.

2.3.2 In the event of a breach or threatened breach by the Employee of the provisions of this Section 2.3, the Employer shall be entitled to a restraining order or an injunction (i) restraining the Employee from disclosing, in whole or in part, any Confidential Information or from rendering any services to any person, firm, corporation, association or other entity to whom such Confidential Information, in whole or in part, has been disclosed or is threatened to be disclosed; and/or (ii) requiring that Employee deliver to Employer all Confidential Information, documents, notes, memoranda and any and all discoveries or other material upon Employee's leave of the employ of the Employer. Nothing herein shall be construed as prohibiting the Employer from pursuing other remedies available to the Employer for such breach or threatened breach, including the recovery of damages from the Employee.

                                    ARTICLE 3
                          COMPENSATION OF THE EMPLOYEE
                          ----------------------------

3.1 Compensation. (a) As compensation for services rendered under this Agreement, the Employee shall receive a salary of $170,000 per annum. (b) The salary provided shall be paid in equal semi-monthly installments in accordance with Employer's normal practices. (c) The salary provided in this subsection shall in no way be deemed exclusive, and shall not prevent the Employee from participating in any other compensation or benefit plans for the benefit of the employees of the Employer.



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


3.2 Benefits. Employee shall be entitled to four (4) weeks paid vacation per year of employment (accrued on a monthly basis) and all paid holidays as customarily extended to executive employees, provided that Employee shall use her best efforts to schedule such vacation time so as not to substantially interfere with the Employer's business. Accrual of unused vacation shall occur over a rolling 24 month period, at the end of which rolling period any unused vacation accrued over 24 months old will be forfeited. Employer shall provide for medical health and dental insurance for Employee and her spouse with benefits generally consistent with that extended other executive employees, or at the election of Employee, Employer shall directly pay for such coverage or Employee shall be reimbursed by Employer for the actual cost of generally comparably priced medical health and dental insurance as directly maintained from time-to-time by the Employee. Employee shall be entitled to up to 10 days of combined sick leave and personal leave per calendar year which shall not accrue if not used. After exhaustion of this sick leave and personal leave benefit, additional days taken off by Employee shall be considered and charged under paid vacation benefit per above.

3.3 Business Vehicle. The Employer shall provide Employee with an assigned vehicle, suitable to the requirements and demands of the Duties of Employee, with costs of insurance, operations and maintenance of such vehicle paid by Employer. Employee's portion of any reasonable personal use of such vehicle shall be determined annually and Employer shall report the imputed value attributable to such personal use to the Internal Revenue Service as taxable compensation to Employee in addition to the salary provide in Section 3.1.(a) above.

3.4 Expenses. Employee shall be entitled to prompt reimbursement for all reasonable and allocable expenses incurred by Employee in the performance of her duties hereunder. Employee shall provide Employer with proper receipts and substantiation for such expenses. Employer shall advance reasonable estimates of such expenses upon request of employee.

3.5 Stock Options. Effective upon and subject to action of the Board of Directors to be taken at the effect date of this Agreement, Employee shall then be granted stock options to purchase 100,000 shares of stock of Employer at an exercise price to be determined as the closing price of the shares on the day of such option grant. Upon the sufficient increase to the authorized capitalization of the Employer equity, and effective upon action of the Board of Directors to be promptly taken as soon after such increase to authorized capitalization is effective by required vote of the shareholders of the Employer, Employee shall then be granted an additional 200,000 share stock option at an exercise price to be determined as the closing price of the shares on the day of such grant. Each of the option agreements shall be for a period of ten (10) years and will include the general form, content, and conditions as used by the Employer in other executive officer stock option agreements. These options shall be issued under the Employer's Non-Qualified Stock Option and Stock Grant Plan. An annual granting of stock options will be considered by the Board.

                                    ARTICLE 4
                            TERMINATION OF EMPLOYMENT
                            -------------------------

4.1 TERMINATION. The Employee's employment hereunder may be terminated without any breach of this Agreement only under the following circumstances:



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


4.1.1 Death. This Agreement shall terminate upon the death of Employee. In such event Employer shall pay Employee's estate an amount equal to six (6) month's salary, such amount being payable within three months after her death.

4.1.2 Disability. This Agreement shall not terminate upon the temporary disability of the Employee, but the Employer may terminate this Agreement upon the permanent disability of the Employee. "Disability" is defined as a condition which prevents Employee's ability to perform. In such event, Employer shall pay the Employee an amount equal to one (1) year's salary, such amount being payable within three months after such termination.

4.1.3 Cause. The Employer may terminate the Employee's employment hereunder for Cause. For purposes of this Agreement, the Employer shall have "Cause" to terminate the Employee's employment hereunder upon the following: (1) the willful and continued failure by the Employee substantially to perform her duties hereunder (other than any such failure resulting form the Employee's incapacity due to physical or mental illness, and/or Section 4.1.2), after demand for substantial performance is delivered by the Employer that specifically identifies the manner in which the Employer believes the Employee has not substantially performed her duties; or (2) the willful engaging by the Employee in misconduct which is materially injurious to the Employer, other than business decisions made in good faith; or (3) the willful violation by the Employee of the provisions of this Agreement. In such event, the Employer shall pay the Employee her salary through the date of termination.

4.1.4 Termination by the Employee. Upon the occurrence of any of the following events this Agreement may be terminated by the Employee:

          (i) the sale by Employer of substantially all of its assets to a single purchaser or to a group of affiliated purchasers;

         (ii) the sale, exchange or other disposition in one transaction or a series of related transactions, of at least 50% of the outstanding voting shares of Employer;

        (iii) a decision by Employer to terminate its business and liquidate its assets;

         (iv) the merger or consolidation of Employer with another entity or an agreement to such a merger or consolidation or any other type of reorganization where the Employer is not the surviving entity;

          (v) there is material change in Employee's scope of authority, duties or responsibilities without her written consent, or Employee is required to report to any other person or committee other than the Board of Directors and the Chairman of the Board.

If Employee elects to terminate this Agreement as provided under this Subsection 4.1.4, during the initial 180 days of the date of this Agreement, the Employer shall pay Employee an amount equal to one (1) years salary; and if terminated under this Subsection 4.1.4., and after 180 days of the date of this Agreement, the Employer shall pay Employee an amount equal to two (2) years salary. Such payment shall be paid in full not later than 90 days following the termination of this Agreement (notwithstanding any other employment Employee may obtain.)



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


4.1.5. Other Termination by the Employee. Employee may terminate this Agreement for reasons other than as provided in

4.1.4 on 120 days' prior written notice to Employer. In such event, the Employer shall pay the Employee her salary through the date of termination.

4.2 Notice of Termination. Any termination of the Employee's employment by the Employer or by the Employee shall be communicated by written Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provisions so indicated.

4.3 Date of Termination. "Date of Termination" shall mean (i) if the Employee's employment is terminated by her death, the date of her death; and (ii) if the Employee's employment is terminated for any other reason, the date indicated in the Notice of Termination.

4.4 Remedies. Any termination of this Agreement shall not prejudice any other remedy to which the Employer or Employee may be entitled, either at law, equity, or under this Agreement.

                                    ARTILE 5
                                 INDEMNIFICATION
                                 ---------------

5.1 Indemnification. To the fullest extent permitted by applicable law, Employer agrees to indemnify Employee, her executors, administrators or assigns, for any expenses which the Employee is or becomes legally obligated to pay in connection with any proceeding. The Employer is obliged to defend Employee, hold her harmless, and to advance her defense costs to the fullest extent permitted by applicable law. As used in this Section the term "proceeding" includes any threatened, pending or completed claim, action, suit or proceeding, whether brought by or in the right of the Employer or otherwise and whether of a civil, criminal, administrative or investigative nature, in which the Employee may be or may have been involved as a party or otherwise, by reason of the fact that Employee is or was an officer of the Employer, by reason of any actual or alleged error or misstatement or misleading statement made or suffered by the Employee, by reason of any action taken by her or of any inaction on her part while acting as such officer, or by reason of the fact that she was serving at the request of the Employer; provided, that in each such case Employee acted in good faith and in a manner which she reasonably believed to be in or not opposed to the best interests of the Employer, and, in the case of a criminal proceeding, had no reasonable cause to believe that her conduct was unlawful. The Employer shall make a diligent and reasonable commercial effort to obtain liability and errors and omissions insurance policies for Directors and Officers, and the Employee will be named as an insured in any such policies, renewals or replacement insurance policies.

                                    ARTICLE 6
                               GENERAL PROVISIONS
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6.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.



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6.2 Entire Agreement. This Agreement supersedes any and all other Agreements, whether oral or in writing, between the parties with respect to the employment of the Employee by the Employer. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by either party, or anyone acting on behalf of any party, that are not embodied in this Agreement, and that no agreement, statement, or proxies not contained in this Agreement shall be valid or binding.

6.3 Assignment. The rights and obligations of the parties hereto may not be assigned or transferred by either party without the prior written consent of the other party.

6.4 Notices. For purposes of this Agreement, notices, demands and all other communications provided for in this agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, or by Fax with receipt confirmation followed by mail delivery, addressed as follows:

If to Employee:     Ann S. Carpenter
                    5445 Goldenrod Drive
                    Reno, Nevada 89511
                    Fax (775) 849-3513

If to Employer      Chairman of the Board of Directors
                    U.S. Gold Corporation
                    2201 Kipling Street, Suite 100
                    Lakewood, Colorado 80215-1545
                    Fax (303) 238-1724

Or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

6.5 Severability and Reasonableness. If any provision of this Agreement is prohibited by or is unlawful or unenforceable under any applicable law of any jurisdiction as to such jurisdiction, such provision shall be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof. If nay provision of this Agreement is found to be unreasonable by a court of competent jurisdiction, then the provision shall be modified by such court to make the provision reasonable.

6.6 Section Headings. The section headings used in this Agreement are for convenience only and shall not affect the construction of any terms of this Agreement.

6.7 Survival of Obligations. Termination of this Agreement for any reason shall not relieve Employer or Employee of any obligations accruing or arising prior to such termination.

6.8 Amendments. This Agreement may be amended only by written agreement of both Employer and Employee.



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

6.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original by all of which, when taken together, shall constitute only one legal instrument. This Agreement shall become effective when copies hereof, when taken together, shall bear the signatures of both parties hereto. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart instrument.

6.10 Fees and Costs. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in the City and County of Denver, Colorado in accordance with the rules then existing of the American Arbitration Association and judgment upon the award may be entered in any court having jurisdiction thereof with the prevailing party entitled to reasonable attorneys fees and costs as determined by the arbitrator(s). Each party shall pay fifty percent (50%) of all fees and costs of the arbitrator(s) as well as all the costs of its own counsel and witnesses, and all other costs associated with the preparation and presentation of its case, unless, subject to the preceding sentence, the decision of the arbitrator(s) shall specify a different apportionment of any or all of such costs and expenses.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"Employer"
U.S. Gold Corporation, a Colorado corporation
By: /s/ William F. Pass for Robert R. McEwen
Robert R. McEwen, Chairman of the Board of Directors

"Employee"
/s/ Ann S. Carpenter



















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